UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 Portside Court, Kelowna, BC, Canada	V1V 1T2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 25, 2014, we appointed Trent Blind as a director of our company.

Trent Blind – Director

Trent is currently the Chairman of the Ermineskin Cree Nation group of companies and Senior Advisor and Executive Management Consultant to ATCO Structures & Logistics Ltd., ATCO Sustainable Communities Inc. and Simplex Grinnell.

Trent is also the founding President & CEO of George Gordon First Nation Holdings Inc. – former parent business development company for the George Gordon First Nation. In past years, Trent completed a four-year contract as the Chief Financial Officer for the Siksika Nation’s economic and business development arm. During his appointment as Chief Financial Officer, the group of companies’ assets grew from $14 million in market value to in excess of $100 million.

In addition, Trent has served as a Senior Advisor to the Western Cree Tribal Council in representing their socio-economic and business development interests in the proposed $6 billion Enbridge Gateway Pipeline Project. He has in past years also served as the Chief Negotiator and Senior Advisor to the Akaitcho Treaty 8 Chiefs in representing their socio-economic and business development interests in the Ekatai Diamond Mine owned and operated by BHP Billiton - the largest resource and mining company in the world.

Trent served Aboriginal communities throughout the Province of Alberta and the Northwest Territories in his role as one of the founding Senior Managers of Aboriginal Banking with the Bank of Montreal. He played a strategic role in guiding the Bank of Montreal in establishing a billion dollar portfolio with various Aboriginal communities throughout Canada.

Trent has also held positions with a few federal government departments including Immigration Canada, Revenue Canada and Indian & Northern Affairs Canada.

Over the years Trent has participated in a number of community events and has made several presentations to numerous organizations in raising the public’s awareness of Aboriginal issues. He has been a director with a number of local, regional and national Aboriginal organizations including the Canadian Aboriginal Science and Technology Society, the Calgary Chamber of Commerce’s Aboriginal Opportunities Committee, the Canadian Council for Aboriginal Business (Alberta Chapter), Petromin Resources Ltd., a public company listed on the TSE Venture Exchange and was past chairman of the Metis Economic Development Corporation. He is currently the chairman of Treaty 7 Economic Development Corporation’s Investment Committee. Trent is the President and Principal owner of Aboriginal Financial Services Corporation, a senior advisory and executive management consulting services firm.

Trent is a Treaty Indian from the Gordon’s First Nation in the Treaty 4 area of southern Saskatchewan. He attended the University of Alberta and the University of Regina and has earned two degrees: a Bachelor of Arts, Economics (Special) from the University of Alberta and a Bachelor of Administration from the University of Regina. He majored in economics and finance and is a CMA Associate.

Item 9.01 Financial Statements and Exhibits

99.1	News Release dated July 31, 2014

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: July 31, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

3